UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 30, 2011

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-31761	84-1536519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 N. CANAL STREET, UNIT A&B, SOUTH SAN FRANCISCO, CA 94080
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (650) 794-9888

Copies to:

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously described in its Current Report on Form 8-K as filed with the Securities and Exchange Commission on May 4, 2011, Worldwide Energy and Manufacturing USA, Inc. (the “Company”), did not file its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 on a timely basis due to the review of agreements concerning the transfer of 48.9% ownership of the Company’s subsidiary, Worldwide Energy and Manufacturing (Nantong) Co. Ltd. (“Nantong”) to the management of Nantong. During 2009 and 2010, the Company had been in negotiations with the Nantong management team regarding the transfer of equity ownership in Nantong.  As described below, certain agreements regarding the equity transfer were signed during 2010.  The Company’s independent public accountants were first made aware of the equity transfer in connection with their audit of the Company’s financial statements as of and for the year ended December 31, 2010. A supplemental agreement was  signed in April 2011.  Completion of the audit has been delayed pending a review and investigation of this transaction and related agreements, which review and investigation was commenced by the Company’s Audit Committee in April 2011 and is continuing under the Special Committee of the Company’s Board of Directors.

Based upon the review and investigation performed to date by the Audit and Special Committees, and the review and analysis of current management, the Company has determined that the following agreements (collectively, the “Equity Agreements”) concerning the equity ownership of Nantong, have been executed and are effective between the Company and Rugao Brothers Solar Energy and Technology Ltd. (“Rugao”), a company owned by certain members of the Nantong management team, including George Wang, Bacon Feng and Kirk Ning:

JV Agreement – In April 2010, the Company entered into a joint venture agreement dated March 10, 2010 (the “JV Agreement”) with Rugao pursuant to which the Company and Rugao agreed to change the structure of Nantong to an equity joint venture.  Under the terms of the JV Agreement, the Company retained ownership of 51% of the equity of Nantong and Rugao became the owner of 49% of the equity of Nantong.  Although the JV Agreement makes reference to payment by Rugao of an additional $4,890,000 USD in consideration for the interest of Rugao in Nantong, no such cash consideration was paid by Rugao under the JV Agreement.

Revised Articles of Association - In connection with the JV Agreement, revised Articles of Association dated March 10, 2010 reflecting the equity joint venture structure were prepared and entered into between the Company and Rugao (“Revised Articles of Association”).

Equity Transfer Agreement - In April 2010, the Company entered into an equity transfer agreement dated March 10, 2010 pursuant to which 48.9% of the equity of Nantong was transferred to Rugao “for free” (the “Equity Transfer Agreement”).

The Equity Agreements were filed with the Rugao Bureau of Commerce in the People’s Republic of China (the “Bureau of Commerce”) in April 2010.  The Bureau of Commerce approved the Equity Agreements on April 28, 2010. Accordingly, based upon the  review and investigation by the Special Committee and the review and analysis by current management, the Company has determined that effective April 28, 2010, the Company’s ownership of Nantong was reduced from 99.9% to 51%.

In addition to the Equity Agreements, the following purported agreements (the “Supplemental Agreements”) were signed  with respect to the equity transfer.  The Supplemental Agreements have not been filed with or approved by the Bureau of Commerce.  Because the transfer of equity in Nantong became effective on April 28, 2010, before the Supplemental Agreements were signed, the Company has determined that the provisions of the Supplemental Agreements that place conditions on the equity transfer to Rugao are of no effect and do not change the April 28, 2010 effective date of the equity transfer.  The Company has not yet made a determination regarding the effectiveness of the other provisions of the Supplemental Agreements:

Supplement to Equity Transfer Agreement - The Company entered into an undated Agreement (the “Supplement to Equity Transfer Agreement”) with Rugao The Supplemental Agreement sought to impose certain conditional milestones on the transfer of the 48.9% equity interest from the Company to Rugao pursuant to the Equity Transfer Agreement, including Nantong achieving (1) sales revenue of $50,000,000 USD by June 30, 2010, or (2) sales revenue of $50,000,000 USD or $3,500,000 USD in net profit before December 31, 2010.

Supplemental Agreement - The Company entered into an additional  supplemental agreement with a purported effective date of April 30, 2010, although the agreement was executed in April 2011 (the “Supplemental Agreement”).  The Supplemental Agreement sought to impose certain conditional milestones on the transfer of the 48.9% equity interest from the Company to Rugao pursuant to the Equity Transfer Agreement, including Nantong achieving revenue of $50,000,000 USD or $3,500,000 USD in net profit before December 31, 2010.  The Supplemental Agreement also sought to obligate Rugao to transfer back to the Company the equity in Nantong transferred pursuant to the Equity Transfer Agreement if the conditional milestones were not met.

The foregoing descriptions of the Equity Agreements and Supplemental Agreements do not purport to be complete and are qualified in their entirety by reference to the JV Agreement, the Revised Articles of Association, the Equity Transfer Agreement, the Supplemental Agreement and the Supplement to Equity Transfer Agreement that are attached to this report as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

The Company is currently in discussions with the management of Nantong regarding the future operations and ownership of Nantong.  There can be no assurance that the Company will be able to reach agreement with the management of Nantong on terms that will be satisfactory to the Company.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 30, 2011, as a result of the determination that effective April 28, 2010, the Company’s ownership of Nantong was reduced from 99.9% to 51%, the Company’s management and the Special Committee concluded that the Company’s financial statements for the year ended 2009 and for the quarter ended March 31, 2010 would need to be amended due to a disclosure item related to the transactions described under Item 1.01 which were not included in the footnotes. The Company’s financial statements for the quarters ended June 30, 2010 and September 30, 2010, as filed on Form 10-Q, did not properly reflect the transactions described under Item 1.01, above and, as a result, cannot be relied upon.  The Company is currently determining the proper accounting for these transactions and will file amended quarterly reports for these quarters.  The Company is assessing whether the accounting for the transactions described under Item 1.01, above, has an impact on other accounting periods and reports filed by the Company.

The Company’s management has discussed the matters in this report with the Company’s independent registered public accounting firm.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits.
Exhibit Number	Description
10.1	Joint Venture Agreement (Translated from Chinese)

10.2	Revised Articles of Association of Nantong (Translated from Chinese)

10.3	Equity Transfer Agreement (Translated from Chinese)

10.4	Supplemental Agreement (Translated from Chinese)

10.5	Supplement to Equity Transfer Agreement (Translated from Chinese)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

Date: August 3, 2011	By:	/s/ Jeff Watson
Jeff Watson
President and Chief Executive Officer

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